Exhibit 5.2
Gregg P. Barnard
E-MAIL: gbarnard@woodburnandwedge.com
DIRECT DIAL: (775) 688-3025
May 24, 2006
Nevada Power Company
6226 West Sahara Avenue
Las Vegas, Nevada 89146
Ladies and Gentlemen:
     We have acted as special Nevada counsel to Sierra Pacific Power Company, a Nevada corporation (the “Company”), in connection with the filing of the Company’s Registration Statement on Form S-3, File No. 333-130189, as filed with the Securities and Exchange Commission on December 7, 2005 and Amendment No. 1 thereto filed on the date hereof (as amended, the “Registration Statement”) relating to the registration of up to $600,000,000 aggregate principal amount of the Company’s General and Refunding Mortgage Securities as described in the Registration Statement (the “Debt Securities”) and the Company’s Preferred Stock as described in the Registration Statement (the “Preferred Stock”). The Debt Securities may be issued from time to time pursuant to the General and Refunding Mortgage Indenture, dated as of May 1, 2001 between the Company and The Bank of New York, as Trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture, dated as of May 1, 2001 and as amended and supplemented by that certain Second Supplemental Indenture, dated as of October 1, 2001 (as so amended and supplemented, the “Indenture”) and an officer’s certificate or supplemental indenture, as described in the Indenture, establishing the form and terms of the Debt Securities. The Preferred Stock may be issued from time to time as described in the Registration Statement.
     We have reviewed the Registration Statement and originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion. In such examination and review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

Nevada Power Company
May 24, 2006

     Based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we advise you as follows:
     1.     The Company is a corporation duly organized and legally existing under the laws of the State of Nevada.
     2.     The Debt Securities will be validly issued and constitute the legal, valid and binding obligations of the Company, to the extent that Nevada law governs such issues, when:
(a)	the Debt Securities are specifically authorized for issuance by action, resolutions or consent duly adopted by the Board of Directors and, to the extent required, the stockholders of the Company (“Authorizing Resolutions”) approving the pricing, terms and conditions of the issuance and sale of the new Debt Securities;

(b)	the Public Utilities Commission of Nevada (the “PUCN”) has duly and validly issued appropriate orders authorizing the issuance and sale of the Debt Securities;

(c)	the Debt Securities are issued and delivered in accordance with (i) the provisions of the Indenture, including delivery of an officer’s certificate or supplemental indenture, the due authentication of the Debt Securities by the Trustee and the execution and delivery by the Company and the Trustee of all requisite documentation pursuant to the Indenture, (ii) the Company’s Restated Articles of Incorporation and Bylaws, (iii) the Authorizing Resolutions, (iv) appropriate orders issued by the PUCN, and (v) the Registration Statement;

(d)	compliance with the Securities Act and the Trust Indenture Act of 1939, as amended, and action of the Securities and Exchange Commission permitting the Registration Statement to become effective; and

(e)	the Company has received the consideration provided for in the applicable Authorizing Resolutions.

3.	The Preferred Stock will be validly issued, fully paid and nonassessable, when:

(a)	such Preferred Stock is specifically authorized for issuance and sale by Authorizing Resolutions approving the pricing, adequacy of consideration and the rights, preferences, privileges, restrictions, terms and conditions thereof;

Nevada Power Company
May 24, 2006

(b)	the PUCN has duly and validly issued appropriate orders authorizing the issuance and sale of the Preferred Stock;

(c)	the authorized class or series, number of shares and the rights, preferences, privileges, restrictions, terms and conditions of the Preferred Stock are set forth in a certificate of designation approved by the Company’s Board of Directors, or in an amendment to the Company’s Restated Articles of Incorporation approved by the Company’s Board of Directors and stockholders, which, in each case, is appropriately filed in the office of the Nevada Secretary of State prior to the issuance of any shares of Preferred Stock;

(d)	the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Restated Articles of Incorporation, Bylaws, the Authorizing Resolutions and appropriate orders issued by the PUCN;

(e)	compliance with the Securities Act and action of the Securities and Exchange Commission permitting the Registration Statement to become effective; and

(f)	the Company has received the consideration provided for in the applicable Authorizing Resolutions.
     Our advice set forth in paragraphs 2 and 3 is subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.
     We offer no advice and express no opinion as to any provision contained in or otherwise made a part of the securities described herein (i) providing for rights of indemnity or contribution, (ii) purporting to waive (or having the effect of waiving) any rights under the Constitution or laws of the United States of America or any state, (iii) providing for, or having the effect of, releasing any person prospectively from liability for its own wrongful or negligent acts, or breach of such documents and instruments, (iv) specifying the jurisdiction the laws of which shall be applicable thereto or specifying or limiting the jurisdictions before the courts of which cases relating to the securities may be brought, (v) restricting access to legal or equitable remedies, (vi) providing that the failure to exercise any right, remedy or option under the securities shall not operate as a waiver

Nevada Power Company
May 24, 2006

thereof, (vii) to the effect that amendments, waivers and modifications to the securities may only be made in writing, (viii) purporting to establish any evidentiary standard, (ix) granting any power of attorney, (x) purporting to waive or otherwise affect any right to receive notice, or (xi) purporting to restrict competition. We offer no opinion as to any security into which any Debt Securities or Preferred Stock may be convertible.
     The foregoing opinion is limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any federal or state securities laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect.
     We hereby consent:
     1.    To being named in the Registration Statement and in any amendments thereto as counsel for the Company;
     2.    To the statements with reference to our firm made in the Registration Statement of the Company on Form S-3, File No. 333-130189; and
     3.    To the filing of this opinion as an exhibit to the Registration Statement.

Nevada Power Company
May 24, 2006

     In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion is rendered only to you and is solely for your benefit in connection with the transaction covered hereby; provided, that the law firm of Choate, Hall & Stewart LLP may rely on this opinion in connection with the opinion to be rendered by them in connection with the Registration Statement.

Sincerely yours,
WOODBURN and WEDGE
By:	/s/ Gregg P. Barnard
Gregg P. Barnard